                                                                    EXHIBIT 23.1




                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-54518) and related Prospectus of AOL Time Warner Inc. for the registration of (i) its debt securities, preferred stock, series common stock, common stock and warrants, and
(ii) the guarantees of the debt securities by America Online, Inc. ("America Online"), Time Warner Inc., Time Warner Companies, Inc. and Turner Broadcasting System, Inc., and to the incorporation by reference therein of our report dated July 20, 2000, with respect to the consolidated financial statements of America Online included in its Annual Report on Form 10-K for the year ended June 30, 2000, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP


McLean, Virginia
February 20, 2001

                                                                    EXHIBIT 23.1




                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-54518) and related Prospectus of AOL Time Warner Inc. ("AOL Time Warner") for the registration of
(i) its debt securities, preferred stock, series common stock, common stock and warrants, and (ii) the guarantees of the debt securities by America Online, Inc., Time Warner Inc., Time Warner Companies, Inc. and Turner Broadcasting System, Inc., and to the incorporation by reference therein of our report dated January 18, 2001, with respect to the consolidated balance sheet of AOL Time Warner as of December 31, 2000, included in its Current Report on Form 8-K/A dated January 11, 2001, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP


McLean, Virginia
February 20, 2001

                                                                    EXHIBIT 23.1




                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-54518) and related Prospectus of AOL Time Warner Inc. for the registration of (i) its debt securities, preferred stock, series common stock, common stock and warrants, and
(ii) the guarantees of the debt securities by America Online, Inc., Time Warner Inc. ("Time Warner"), Time Warner Companies, Inc. and Turner Broadcasting System, Inc., and to the incorporation by reference therein of our reports dated
(a) January 31, 2001, with respect to the consolidated financial statements, schedule and supplementary information of Time Warner and the consolidated financial statements and schedules of Time Warner Entertainment Company, L.P. ("TWE") and Warner Communications Inc., and the consolidated financial statements of American Television and Communications Corporation included in AOL Time Warner's Current Report on Form 8-K/A, dated January 11, 2001, and
(b) February 2, 2000, with respect to the consolidated financial statements, schedule and supplementary information of Time Warner and the consolidated financial statements and schedule of TWE included in Time Warner's Annual
Report on Form 10-K, as amended, for the year ended December 31, 1999, each as filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP


New York, New York
February 20, 2001